SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

E MED FUTURE, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0485314
(State of incorporation)	(I.R.S. Employer Identification No.)

794 Morrison Road, Suite 911, Columbus, Ohio 43230

(Address of Principal Executive Offices)	(Zip Code)

CONSULTING AND SUBSCRIPTION AGREEMENT

BETWEEN E MED FUTURE, INC. AND

CURT SHEELY, DAVID MAYS, PATRICIA STEWART,

LESTER GRAY, JAMES W. PRY, RICHARD HITCHCOCK, TOM CANHAM,

HUGH GREENFIELD, NICHOLAS MAVRAKIS, ANTHONY HUGHES,

ROBERT CARSKADDEN, HOWARD SCHREIBER, TED M. LUNTZ

WILLIAM SCHREIBER, ILZE SHEAR AND RICHARD H. SCHREIBER

(Full Title of the Plan)

Richard J. Ochsendorf President E Med Future, Inc. 794 Morrison Road, Suite 911 Columbus, Ohio 43230 877-855-1319 (Name, address, telephone number, including area code of agent for service)	Copy to: Christopher J. Hubbert, Esq. Kohrman Jackson & Krantz P.L.L. 1375 East 9th Street, 20th Floor Cleveland, Ohio 44114 216-696-8700

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Offering price per share	Amount of registration fee
Common Stock, $0.001 par value	4,000,000 shares	$0.01	$3.24

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to individuals in the Consulting and Subscription Agreements, pursuant to Rule 428(b)(1) issued by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents previously filed by E Med Future, Inc., a Nevada corporation, fka as Micro-Economics, Inc.
 (the “Company”), with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

(b)	The description of the Company’s Common Stock contained in its Registration Statement on S-1 dated June 30, 1993
(File No. 33-55254-36) filed with the Commission pursuant to Section 8(a) of the Securities Act;

(c)	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

(d)	All reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Certain provisions of the Nevada Business Corporation Act, the Company’s Bylaws and contracts provide that in certain cases, officers and directors of the Company will be indemnified by the Company against certain costs, expenses and liabilities which such officer or director may incur in his or her capacity as such.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

4.1	Form of Consulting and Subscription Agreement

5.1	Opinion of Kohrman Jackson & Krantz P.L.L.

23.1	Consent of Smith & Company

23.2	Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

Item 9. Undertakings

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’ s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 12, 2003.

E MED FUTURE, INC.

By:	/s/ ROBERT J. OCHSENDORF
Robert J. Ochsendorf, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher J. Hubbert his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ ROBERT J. OCHSENDORF Robert J. Ochsendorf	President and Director (Principal Executive Officer)	May 12, 2003

/s/ D. DANE DONOHUE D. Dane Donohue	Executive Vice President and Director (Principal Financial and Accounting Officer)	May 12, 2003

/s/ JUAN J. PEREZ Juan J. Perez	Director	May 12, 2003

EXHIBIT INDEX

4.1	Form of Consulting and Subscription Agreement

5.1	Opinion of Kohrman Jackson & Krantz P.L.L.

23.1	Consent of Smith & Company

23.2	Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein